EXHIBIT 10.16

                                FINANCIAL ACCORD

It is  established,  known and  recorded  that  Rudolph L. Chase and  Raymond C.
Chase, hereinafter Chase, have conveyed all of their equitable and other personal and corporate rights and interests, in and to, Natural Cool, Ltd., and Natural Cool, Inc., to Clement H. Royer, hereinafter Royer.

This legal instrument serves to evidence and record the agreed-to financial terrns and conditions that triggered said conveyance.

1. Royer will pay Chase, their heirs, successors or assigns, the sum of $20,000 USD on or before March 15, 1997.

2. Royer will pay Chase, their heirs, successors or assigns, the sum of $200 USD on each base product, system or apparatus manufactured for the benefit and advantage of Royer, his heirs, successors or assigns. Said payments will be made contemporaneous with each order for manufacture.

3. Royer represents that he will cause no less than 500 units to be manufactured each year during each of the succeeding five years (1997-2002).

If the herein-stated terms and conditions of conveyance are not satisfied and fulfilled as set forth, Chase expressly reserves the right to set aside all of the elements of the CHASE-ROYER COMMERCIAL TRANSACTION, as evidenced and dated on March 1, 1997. A default, for purposes of this agreement, is defined as any instance or event that causes a delay of 30 calendar days in the meeting of any of the enumerated financial terms and conditions of conveyance. In the event of such a default, all elements of the CHASE-ROYER COMMERCIAL TRANSACTION will automatically revert, by operation and effect of this legal instrument, and without the requirement of any formal legal proceedings and judicial action, to Chase. In the event of such a default and a subsequent reversion, any and all interests and rights conveyed in the referenced commercial transaction to Royer, his heirs, successors and assigns, will be terminated and forfeited forever.

Beyond any reversion as herein defined, Royer, his heirs, successors or assigns will remain financially liable for any measurable diminishment in the value of the interests and rights conveyed in the herein-referenced CHASE-ROYER COMMERCIAL TRANSACTION. Chase, their heirs, successors and assigns, retain the option to waive any herein-defined contractual default and to cause the full effect and force of their contract and commercial conveyance with Royer, his successors and assigns, to remain alive.


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IN WITNESS  WHEREOF,  this legal instrument is affirmed and executed on March 1,
1997, by our free acts and deeds.

/s/ Rudolph L. Chase
-----------------------------
Rudolph L. Chase
P.O. Box 10 - Main Street
Craftsbury, VT 05826



/s/ Raymond C. Chase
------------------------------
Raymond C. Chase
RR1 - Box 14
Craftsbury, VT 05826



/s/ Clement H. Royer
------------------------------
Clement H. Royer
358 Phaeton Street
Windsor, CT 06095